Exhibit 1

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of common stock, par value $0.01 per share, of KLX Energy Services Holdings, Inc. (the “Shares”). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Shares beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such Schedule 13G and any amendments thereto.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 13th day of March 2026. This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Cross Ocean GSS Onshore Feeder LP

/s/ Richard Ellison
By (Signature)

Director of the General Partner
By (Name/Title)

March 13, 2026
Date

Cross Ocean Partners Management LP

/s/ Matthew Rymer
By (Signature)

Chief Operating Officer, General Counsel & Chief Compliance Officer
By (Name/Title)

March 13, 2026
Date

Cross Ocean Partners Management GP, LLC

/s/ Graham C. Goldsmith
By (Signature)

Member
By (Name/Title)

March 13, 2026
Date

GG Managers LLC

/s/ Graham C. Goldsmith
By (Signature)

Member
By (Name/Title)

Graham C. Goldsmith

/s/ Graham C. Goldsmith
By (Signature)

Self
By (Name/Title)

March 13, 2026